Exhibit 99.3

Web.com Announces Completion of Register.com Acquisition

JACKSONVILLE, FL – August 2, 2010 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of online marketing for small businesses, today announced it completed the previously-announced acquisition of Register.com, a leading provider of global domain name registration and complementary website design and management services, on July 30, 2010.

In accordance with the terms of the acquisition agreement, as announced on June 17, 2010, Web.com acquired privately-held Register.com for $135 million, which was comprised of $25 million in cash and $110 million in long term debt.

David Brown, President and CEO of Web.com, stated, “The acquisition of Register.com is a transformative event for Web.com and creates one of the largest online marketing and web services companies serving small businesses.  We believe the potential to realize over $10 million in annualized cost savings and more than double the company’s adjusted EBITDA, coupled with the rapid pay down of debt associated with the acquisition, will enable Web.com to deliver a significant increase in shareholder value over the next 12 to 18 months.”

Brown added, “In addition to the strong cash flow that we expect as a result of the Register.com acquisition, we are equally excited about our combined organization’s increased scale from a revenue and resources perspective.  Our combined company has a non-GAAP revenue run rate of approximately $180 million and we immediately have far greater capacity to invest in sales and marketing programs targeted at restoring and accelerating revenue growth.  In addition, we expect to continue ramping investments in these areas during 2011 as we increasingly realize cost synergies related to streamlining our combined organization.  With over 1 million subscribers, an expanded value proposition and broad cross-sell and up-sell opportunities, we are very optimistic about our combined company’s long-term potential.”

The company will discuss the Register.com acquisition in more detail, including financing terms and the combined company’s outlook, on its upcoming second quarter 2010 earnings call and webcast, scheduled for August 3, 2010.

About Web.com

Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of online marketing for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites,  shopping cart software, eCommerce web site design and call center services.  For more information on the company, please visit http://www.web.com/ or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Forward-Looking Statements

This press release includes certain "forward-looking statements" including, without limitation, statements regarding the anticipated reach, capabilities and opportunities for the combined company following the Register.com acquisition, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, whether the proposed acquisition is ultimately consummated, the ability to integrate Web.com and Register.com’s businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com’s and Register.com’s businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com and Register.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts:

Press
Roseann Duran
Web.com
904-680-6976
rduran@web.com

Investors
Kori Doherty
ICR for Web.com
617-956-6730
kori.doherty@icrinc.com

Source:  Web.com